EXHIBIT 10.18
                                                                   -------------

                               DONEGAL GROUP INC.

                           SECOND AMENDED AND RESTATED
                         2001 AGENCY STOCK PURCHASE PLAN
                         -------------------------------

                                DECEMBER 20, 2001

1.   Purpose.
     -------

     The Donegal Group Inc. 2001 Agency Stock Purchase Plan (this "Plan") has been established by Donegal Group Inc. (the "Company") for the benefit of eligible independent insurance agencies of the Company and Donegal Mutual Insurance Company (the "Mutual Company"), and the Company's subsidiary and affiliated insurance companies, which shall be those insurance companies 50% or more of whose stock is owned by the Company or the Mutual Company or with which the Mutual Company has a management agreement (collectively, the "Companies"). This Plan provides an Eligible Agency (as defined in Section 2) an opportunity to acquire a long-term proprietary interest in the Company through the purchase of the Company's Class A Common Stock (the "Class A Common Stock") at a discount from current market prices. In offering this Plan, the Company seeks to foster the common interests of the Company and Eligible Agencies in achieving long-term profitable growth for the Company. Accordingly, the Company has created this Plan to facilitate the purchase and long-term investment in shares of the Class A Common Stock by Eligible Agencies.

2.   Eligible Agencies.
     -----------------

     An agency designated as an Eligible Agency by the Company is thereafter eligible to participate in this Plan. An Eligible Agency shall be an agency that, as determined by the Company in its discretion, is an agency that brings value to the Companies and with which the Companies seek a long-term relationship. The eligibility criteria the Company will consider will include the agency's premium volume, the potential growth of such premium volume, the profitability of the agency's business and whether the agency has been placed on rehabilitation by the Company or had its binding authority revoked. The Company, in its discretion, may base eligibility on agency segmentation class or any other factors that indicate value, directly or indirectly, to the Companies. Continued eligibility will be subject to the Company's periodic review. A pattern of immediate resale of the Class A Common Stock acquired under this Plan by an Eligible Agency shall be a factor in the Company's determination whether an agency should


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remain eligible for continued participation in this Plan because immediate resales would tend to indicate that an Eligible Agency is not seeking to share in the long-term profitable growth of the Companies. A decision by the Company, in its discretion, to discontinue the eligibility of an agency under this Plan, will be treated as an automatic withdrawal from this Plan. See Section 9 below.

3.   Methods of Payment and Amount of Contribution.
     ---------------------------------------------

     There shall be three methods of payment to purchase shares of the Class A Common Stock under this Plan. Subject to the provisions of Section 11(b), an Eligible Agency may elect any of the payment methods individually or in combination. In each Subscription Period (as defined in Section 4) an Eligible Agency may contribute an aggregate maximum of $12,000 toward the purchase of Class A Common Stock under all payment methods combined (the "Maximum Amount"), subject to the limitations set forth below:

     (a) An Eligible Agency may elect to purchase Class A Common Stock through deductions from its monthly direct bill commission payments. Under this method, an Eligible Agency shall designate no less than 1% and no more than 10% of the Eligible Agency's direct bill commission payments to be withheld from the Eligible Agency's direct bill commission payments; provided, however, that no more than $12,000 will be withheld by the Company from direct bill commission payments during each Subscription Period. Direct bill commission payments shall mean the commissions earned and that are actually available for payment in a monthly period to an Eligible Agency for personal and commercial direct bill policies after all offsetting debits and credits are applied, as determined solely from the Company's records.

     (b) An Eligible Agency may elect to purchase Class A Common Stock during each October 1 through March 31 Subscription Period through a deduction from the contingent commission, if any, payable to the Eligible Agency under the applicable agency contingent plan or its equivalent. Under this method, an Eligible Agency shall designate a percentage of the contingent commission to be withheld by the Company subject to the Maximum Amount.

     (c) An Eligible Agency may elect to purchase Class A Common Stock through lump-sum payments to the Company. Under this method, the Eligible Agency shall pay to the Company a dollar amount in a lump sum by the last day of the applicable Subscription Period (March 31 or September 30). The amount of the lump sum payment shall not be less than $1,000 nor more than the Maximum Amount.

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     At the end of each Subscription Period, each Eligible Agency's direct bill commission payments, if any, shall be totaled and added to all lump-sum and/or contingent commission payments, if any, made by such agency. If at any time during a Subscription Period an Eligible Agency's total payments exceed the Maximum Amount for that Subscription Period then, upon request by the Eligible Agency, such excess amount shall be returned by the Company to the Eligible Agency without interest within a reasonable period. Any such amount not returned shall be applied to the purchase of Class A Common Stock during the next Subscription Period without reducing the Maximum Amount applicable to such Subscription Period.

4.   Duration of This Plan and Subscription Periods.
     ----------------------------------------------

     This Plan shall be in effect from March 15, 2002 through and including March 31, 2007. During the term of this Plan, there will be ten semi-annual "Subscription Periods." Each Subscription Period will extend from April 1 through September 30 or from October 1 through March 31, respectively, beginning with April 1, 2002 and ending on March 31, 2007.

5.   Enrollment and Enrollment Periods.
      ---------------------------------

     Enrollment for participation in this Plan based on withholding from direct bill commissions shall take place in the "Enrollment Period" preceding each Subscription Period, which shall be from the 15th through the 31st day of March and from the 15th through the 30th day of September of each year commencing with March 15, 2002. An Eligible Agency shall be sent a Subscription Agreement prior to the beginning of the first Enrollment Period following such agency's designation as an Eligible Agency. An Eligible Agency that desires to subscribe for the purchase of Class A Common Stock through withholding from direct bill commissions must return a duly executed and completed Subscription Agreement during the first applicable Enrollment Period. Once enrolled, an Eligible Agency shall continue to participate in this Plan for each succeeding Subscription Period until it ceases to be an Eligible Agency or chooses to withdraw from this Plan pursuant to Section 9. If an Eligible Agency desires to change its rate of contribution, it may do so effective for the next Subscription Period by filing a new Subscription Agreement during the Enrollment Period for the next Subscription Period. An Eligible Agency that wishes to make lump-sum purchases during a Subscription Period shall remit each lump-sum payment to the Company with a supplemental Subscription Agreement by the last day of the applicable Subscription Period (September 30 or March 31). An Eligible Agency that wishes to make a purchase during the October 1 through March 31 Subscription Period through designation of a portion of its contingent commission under the agency contingent plan shall file a Subscription Agreement during the Enrollment Period applicable to that Subscription Period.

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6.   Number of Shares To Be Offered.
     ------------------------------

     The total number of shares to be made available under this Plan is 300,000 shares of Class A Common Stock of the Company. In the event all 300,000 shares of Class A Common Stock are purchased prior to the expiration of this Plan, this Plan may be terminated in accordance with Section 13 of this Plan.

7.   Subscription Price.
     ------------------

     The "Subscription Price" for each share of Class A Common Stock shall be equal to 90% of the average of the closing prices of the Class A Common Stock on the Nasdaq Stock Market on the last ten trading days of the applicable Subscription Period; provided, however, that the Subscription Price shall never be less than the par value per share of the Class A Common Stock.

8.   Purchase of Shares.
     ------------------

     The Company will maintain a "Plan Account" on behalf of each enrolled Eligible Agency. As of the last day of each Subscription Period, the aggregate amount deducted from the Eligible Agency's direct bill commission payments and contingent commission withholding and lump-sum payments, not to exceed the Maximum Amount permitted pursuant to Section 3 of this Plan from all three payment methods, shall be credited to the Eligible Agency's Plan Account. At such time, the amount then contained in the Eligible Agency's Plan Account shall be divided by the Subscription Price for such Subscription Period and each Plan Account will be credited with the number of whole shares that results. Any amount remaining in the Plan Account will be carried forward to the next Subscription Period or, at the option of the Eligible Agency, returned to the Eligible Agency. Any amount so carried forward will not reduce the Maximum Amount applicable to such succeeding Subscription Period. If the number of shares subscribed for during any Subscription Period exceeds the number of shares available for sale under this Plan, the remaining shares shall be allocated among all Eligible Agencies in proportion to their aggregate Plan Account balances, exclusive of any amounts carried forward as provided in Sections 3 and 8 of this Plan. Stock certificates will be issued and delivered to each Eligible Agency with respect to the shares it has purchased hereunder within a reasonable time thereafter.

9.   Withdrawal from This Plan.
     -------------------------

     An enrolled Eligible Agency may withdraw from this Plan at any time by giving written notice of withdrawal to the Company, which written notice shall be signed on behalf of the Eligible Agency by an authorized representative. Promptly after the time of withdrawal or the


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discontinuance of an Eligible Agency's eligibility, certificates representing any shares held under this Plan shall be issued in the name of the Eligible Agency and the amount of any cash credited to the Eligible Agency's Plan Account for the current Subscription Period shall be refunded by the Company without interest. If an Eligible Agency withdraws, such Eligible Agency may not resubscribe until after the next full Subscription Period has elapsed, and then only if it has been redesignated by the Company as an Eligible Agency.

10.  Termination of Agency Status.
     ----------------------------

     Termination of agency status for any reason shall be treated as an automatic withdrawal from this Plan pursuant to Section 9.

11.  Assignment and Issuance of Shares.
     ---------------------------------

     Except as expressly permitted by this Section 11, no Eligible Agency may assign its subscription payments under this Plan or rights to subscribe under this Plan to any other person (including its shareholders, partners or other principals), and any attempted assignment shall be void. Neither an Eligible Agency's rights under this Plan nor shares held in an Eligible Agency's Plan Account may be transferred, pledged, hypothecated or assigned. All shares issued under this Plan shall be titled in the name of the Eligible Agency; provided, however, that an Eligible Agency may, upon written request to the Company: (a) designate that such shares be issued to a shareholder, partner, other principal or other licensed employee of such Eligible Agency, or (b) designate that any retirement plan maintained by or for the benefit of such Eligible Agency or a shareholder, partner, other principal or other licensed employee of such Eligible Agency may purchase shares in lieu of such Eligible Agency through lump-sum payments made by the designee, subject to the $12,000 Maximum Amount limitation set forth in Section 3, compliance with applicable laws, including the Employee Retirement Income Security Act of 1974, as amended, and, if applicable, payment by the Eligible Agency or its designee of any applicable transfer taxes and satisfaction of the Company's usual requirements for recognition of a transfer of Class A Common Stock.

12.  Adjustment of and Changes in the Class A Common Stock.
     -----------------------------------------------------

     In the event that the outstanding shares of Class A Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend either in shares of the Class A Common Stock or of another class of the Company's stock, spin-off or combination


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of shares, appropriate adjustments shall be made by the Committee appointed pursuant to Section 14 of this Plan in the aggregate number and kind of shares that are reserved for sale under this Plan.

13.  Amendment or Discontinuance of This Plan.
     ----------------------------------------

     The Board of Directors of the Company shall have the right to amend, modify or terminate this Plan at any time without notice provided that no participant's existing rights are adversely affected thereby.

14.  Administration.
     --------------

     This Plan shall be administered by a committee (the "Committee") consisting of three persons appointed from time to time by the Board of Directors of the Company. The Committee may from time to time adopt rules and regulations for carrying out this Plan. Interpretation or construction of any provision of this Plan by the Committee shall be final and conclusive on all persons absent contrary action by the Board of Directors.

15.  Titles.
     ------

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

16.  Applicable Law.
     --------------

     This Plan shall be construed, administered and governed in all respects under the laws of the Commonwealth of Pennsylvania and the United States of America.



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